Exhibit 99.1

CRITEO S.A.
U.S. GAAP Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands)
(unaudited)

Three Months Ended
Region	March 31, 2014	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014	March 31, 2015	June 30, 2015	Sept. 30, 2015	Dec. 31, 2015
Revenue
Americas	51,536	64,349	78,008	109,543	100,624	110,872	124,024	170,133
EMEA	114,839	115,416	124,455	131,275	132,208	126,807	137,185	144,905
Asia-Pacific	42,506	46,867	55,782	53,671	61,340	61,627	71,465	81,980
Total	208,881	226,632	258,245	294,489	294,172	299,306	332,674	397,018

Traffic acquisition costs
Americas	31,370	38,852	47,250	66,774	61,244	66,853	75,684	104,646
EMEA	66,468	67,293	73,218	73,264	78,158	73,155	79,710	82,905
Asia-Pacific	25,129	28,605	34,769	32,500	36,486	37,231	43,576	49,505
Total	122,967	134,750	155,237	172,538	175,888	177,239	198,970	237,056

Revenue ex-TAC (1)
Americas	20,166	25,497	30,758	42,769	39,380	44,019	48,340	65,487
EMEA	48,371	48,123	51,237	58,011	54,050	53,652	57,475	62,000
Asia-Pacific	17,377	18,262	21,013	21,171	24,854	24,396	27,889	32,475
Total	85,914	91,882	103,008	121,951	118,284	122,067	133,704	159,962

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs, or TAC, generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance and generate future operating plans. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our core business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC by region to Revenue by region.

CRITEO S.A.
U.S. GAAP Constant Currency Reconciliation
(U.S. dollars in thousands)
(unaudited)

Three Months Ended
Americas	March 31, 2014	March 31, 2015	Year-over-year growth	June 30, 2014	June 30, 2015	Year-over-year growth	Sept. 30, 2014	Sept. 30, 2015	Year-over-year growth	Dec. 31, 2014	Dec. 31, 2015	Year-over-year growth
Revenue as reported	51,536	100,624	95%	64,349	110,872	72%	78,008	124,024	59%	109,543	170,133	55%
Conversion impact US dollars / other currencies		2,899			5,198			7,800			6,672
Revenue at constant currency (*)	51,536	103,523	101%	64,349	116,070	80%	78,008	131,824	69%	109,543	176,805	61%

Traffic acquisition costs as reported	(31,370)	(61,244)	95%	(38,852)	(66,853)	72%	(47,250)	(75,684)	60%	(66,773)	(104,646)	57%
Conversion impact US dollars / other currencies		(1,848)			(3,247)			(4,792)			(3,673)
Traffic acquisition costs at constant currency (*)	(31,370)	(63,092)	101%	(38,852)	(70,100)	80%	(47,250)	(80,476)	70%	(66,773)	(108,319)	62%

Revenue ex -TAC as reported (1)	20,166	39,380	95%	25,497	44,019	73%	30,758	48,340	57%	42,770	65,487	53%
Conversion impact US dollars / other currencies		1,050			1,951			3,009			2,999
Revenue ex -TAC at constant currency (*)	20,166	40,430	100%	25,497	45,970	80%	30,758	51,349	67%	42,770	68,486	60%

Three Months Ended
EMEA	March 31, 2014	March 31, 2015	Year-over-year growth	June 30, 2014	June 30, 2015	Year-over-year growth	Sept. 30, 2014	Sept. 30, 2015	Year-over-year growth	Dec. 31, 2014	Dec. 31, 2015	Year-over-year growth
Revenue as reported	114,839	132,208	15%	115,416	126,807	10%	124,455	137,185	10%	131,275	144,905	10%
Conversion impact US dollars / other currencies		26,081			28,520			24,718			17,838
Revenue at constant currency (*)	114,839	158,289	38%	115,416	155,327	35%	124,455	161,903	30%	131,275	162,743	24%

Traffic acquisition costs as reported	(66,468)	(78,158)	18%	(67,293)	(73,155)	9%	(73,218)	(79,710)	9%	(73,265)	(82,905)	13%
Conversion impact US dollars / other currencies		(15,327)			(16,410)			(14,358)			(10,254)
Traffic acquisition costs at constant currency (*)	(66,468)	(93,485)	41%	(67,293)	(89,565)	33%	(73,218)	(94,068)	28%	(73,265)	(93,159)	27%

Revenue ex -TAC as reported (1)	48,371	54,050	12%	48,123	53,652	11%	51,237	57,475	12%	58,010	62,000	7%
Conversion impact US dollars / other currencies		10,754			12,110			10,360			7,583
Revenue ex -TAC at constant currency (*)	48,371	64,804	34%	48,123	65,762	37%	51,237	67,835	32%	58,010	69,583	20%

Three Months Ended
Asia-Pacific	March 31, 2014	March 31, 2015	Year-over-year growth	June 30, 2014	June 30, 2015	Year-over-year growth	Sept. 30, 2014	Sept. 30, 2015	Year-over-year growth	Dec. 31, 2014	Dec. 31, 2015	Year-over-year growth
Revenue as reported	42,506	61,340	44%	46,867	61,627	31%	55,782	71,465	28%	53,671	81,980	53%
Conversion impact US dollars / other currencies		7,908			9,331			10,810			5,154
Revenue at constant currency (*)	42,506	69,248	63%	46,867	70,958	51%	55,782	82,275	47%	53,671	87,134	62%

Traffic acquisition costs as reported	(25,129)	(36,486)	45%	(28,605)	(37,231)	30%	(34,769)	(43,576)	25%	(32,500)	(49,505)	52%
Conversion impact US dollars / other currencies		(4,827)			(5,762)			(6,676)			(3,212)
Traffic acquisition costs at constant currency (*)	(25,129)	(41,313)	64%	(28,605)	(42,993)	50%	(34,769)	(50,252)	45%	(32,500)	(52,717)	62%

Revenue ex -TAC as reported (1)	17,377	24,854	43%	18,262	24,396	34%	21,013	27,889	33%	21,171	32,475	53%
Conversion impact US dollars / other currencies		3,081			3,570			4,135			1,941
Revenue ex -TAC at constant currency (*)	17,377	27,935	61%	18,262	27,966	53%	21,013	32,024	52%	21,171	34,416	63%

(*) Due to entries into the consolidation scope during the year ended December 31, 2015 and U.S. GAAP conversion adjustments, there are slight variances between the year-over-year change at constant currency as determined under IFRS and presented in euros and the year-over-year change at constant currency as determined under U.S. GAAP and presented in U.S dollars.
(1) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. For a reconciliation of Revenue ex-TAC by region to Revenue by region, see the U.S. GAAP Reconciliation of Revenue ex-TAC by Region to Revenue by Region table above.